FIXED RATE GLOBAL NOTE

NO.

Registered

CUSIP No. 441812 JV 7

ISIN No. US441812JV73

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

HOUSEHOLD FINANCE CORPORATION
GLOBAL NOTE
representing
6 3/4% Notes due May 15, 2011

  HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $____________ and to pay interest thereon at the rate per annum of 6 3/4%. The Company will pay interest from May 9, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year (beginning on November 15, 2001), until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more Predecessor Notes) of record at the close of business on the Regular Record Date for such interest, which shall be the preceding April 30 or October 31, respectively (whether or not a Business Day), except that interest payable at maturity shall be paid to the same Person to whom the principal of this Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Note (or one or more Predecessor Notes) of record at the close of business on a Special Record Date fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of this Note and, unless otherwise paid as hereinafter provided, the interest (if any) thereon will be made at the office or agency of the Company in New York, New York or at such other office or agency as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the Person entitled thereto at the address appearing in the Note Register. Additional provisions of this Note are set forth on the reverse hereof.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed.

THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

HOUSEHOLD FINANCE CORPORATION
ATTEST:_________________________	By:___________________________
Name: Joan S. Vander Linde	Name: Edgar D. Ancona
Title: Assistant Secretary	Title: Vice President

CERTIFICATE OF AUTHENTICATION
This is one of the Global Notes of the series designated herein referred to in the within mentioned Indenture.
Dated: _________________________, 20 _____
The Bank of New York, as Trustee
By	______________________________________
Title	___________________________________

[Reverse of Note]

HOUSEHOLD FINANCE CORPORATION

6 3/4% NOTES DUE May 15, 2011

This Note is one of a duly authorized issue of notes of the Company (herein called the "Notes"), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of November 1, 1994, duly executed and delivered by the Company to The Bank of New York as Trustee, and is one of a series designated as 6 3/4% Notes due May 15, 2011 (herein called the "6 3/4% Notes"). Reference is hereby made to the Indenture dated as of November 1, 1994 and all indentures supplemental thereto (hereinafter called the "Indenture") and the Board Resolutions creating the 6 3/4% Notes (the "Board Resolutions") for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The 6 3/4% Notes are general unsecured obligations of the Company.

The 6 3/4% Notes are not redeemable prior to maturity and are not entitled to any sinking fund, except under certain limited circumstances relating to the obligation of the Company to pay Additional Amounts (as defined herein). The Company will, subject to certain exceptions and limitations set forth in the Board Resolutions, pay as additional interest, such amounts ("Additional Amounts") as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest thereon on the 6 3/4% Notes to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or any political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided herein to be then due and payable. Each reference to payment of principal and interest herein shall be deemed to include any such Additional Amounts. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 2, 2001, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described herein, then the Company may, at its option redeem, as a whole, but not in part, the 6 3/4% Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

"United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a United States person. "Non-United States person" means a person who is not a United States person.

If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of all the 6 3/4% Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on the 6 3/4% Notes upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding of each series which is affected by such amendment or modification, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provision permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of any series to waive on behalf of the Holders of such series of Notes compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 6 3/4% Note at the times, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, transfer of this 6 3/4% Note is registrable on the Note Register, upon surrender of this 6 3/4% Note for registration of transfer at the office or agency of the Company in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 6 3/4% Notes, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The 6 3/4% Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any integral multiple thereof authorized by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series containing identical terms and provisions and of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This 6 3/4% Note is exchangeable by the Company only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and a successor depositary has not been appointed by the Company within 90 days, (y) the Company in its sole discretion determines that this 6 3/4% Note shall be exchangeable for certificated Notes in registered form, or (z) an Event of Default (as defined in the Prospectus) has occurred and is continuing with respect to the Notes; provided, that the certificated Notes so issued by the Company in exchange for this permanent Global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent Global Note, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_________________________________________________________________
Name and Address of Assignee ___________________________________________(_____________________)
Social Security Number or other identifying number of Assignee the within Global Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Global Notes on the books of the Company, with full power of substitution in premises.

Dated:____________________________________________________________
NOTICE: The Signature to this Assignment must correspond with the name written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.